Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: May 21, 2009

SIGNATURE:

                   By: /s/ Victoria Parry
                       -----------------------
                       Name: Victoria Parry
                       Title:  Senior Legal Counsel of GLG Partners LP

                   By: /s/ Emmanuel Roman
                       -----------------------
                       Name: Emmanuel Roman
                       Title:  Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: May 21, 2009

SIGNATURE:


     By: /s/ Alejandro R. San Miguel
         ---------------------------
         Name: Alejandro R. San Miguel
         Title: General Counsel and Corporate Secretary